Exhibit 99.1
Appraisal Report

                                                        Galerie Brion Fine Art

September 23, 2003

Jim Price
15208 Jarrettsville Pike
Monkton, MD 21111
410.252.6757

Dear Mr. Price,

I have listed below the artwork you own, along with an estimated current market value for each piece. Please bear in mind we have priced these works of art under the assumption that each piece is in perfect condition, as we have not inspected each and every piece. The below listed prices are current retail market and/or estimated retail market valuations. As in all Fine Art and Fine Objects' of Art the below references prices are subject to increase in value or change due to availability of works by a specific artist, fine art market economic conditions and/or the general influence of other economic trends and cycles.


ARTIST                   TITLE                                        MEDIUM                     VALUE
------------------------ -------------------------------------------- -------------------------- ---------------------
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

BARBERRA                 Playa con Pueblo 11"x 31"                    Oil on Canvas              $  4, 500.00

HART                     Exhalation #261/350                          Acrylic Sculpture          $ 20,000.00

Hofmann                  Salon des Scent 40"x 48"                     Oil on Canvas              $175,000.00

MACDONALD                Nureyev (1/3 life size)                      Bronze Sculpture           $ 25,000.00
MACDONALD                Romeo (1/3 life size)                        Bronze Sculpture           $  7.500.00 (1)
MACDONALD                The Gymnast (1/4 life size)                  Bronze Sculpture           $  6,000.00
MACDONALD                The Piper                                    Bronze Sculpture           $  8,000.00
MACDONALD                The Trumpeter (1/2 life size)                Bronze Sculpture           $ 75,000.00
MACDONALD                U.S. Open Monument (1/3 life size)           Bronze Sculpture           $ 25,000.00
MACDONALD                White Face (1/2 life size)                   Bronze Sculpture           $ 32,000.00

MACK                     Charisma Maquette (73/150)                   Bronze Sculpture           $  8,500.00 (1)
MACK                     Hot Lit Figure Study 23"x 60"                Oil on Canvas              $ 11,500.00

MARKUS                   Grecian Muse 48"x 72"                        Mixed Media                $ 55,000.00
MARKUS                   Tara Sirus 35"x 48"                          Mixed Media                $ 20,000.00

MATISSE                  Dix Danseuses (D-482)                        Lithograph on Paper        $ 20,000.00
MATISSE                  Dix Danseuses (D-489)                        Lithograph on Paper        $ 20,000.00
MATISSE                  Vierge et Enfant                             Lithograph on Paper        $ 20,000.00 (1)

NECHITA                  Eyes for Candy 41"x 59"                      Oil on Canvas              $ 95,000.00
NECHITA                  From Paris with Love 29"x 48"                Drawing on Paper           $ 12,500.00
NECHITA                  Timeless Shades of Indifference 23"x 47"     Oil on Canvas              $ 75,000.00 (1)

OLBINSKI                 Attachment to Pastiche 12"x 18"              Oil on Canvas              $ 16,500.00
OLBINSKI                 Marriage of Figaro 14"x 18"                  Drawing on Paper           $  4,500.00

PEETERS                  Davenport Yard 30"x 40"                      Oil on Canvas              $  8,000.00 (1)
PEETERS                  Stanich Gate 23"x 30"                        Oil on Canvas              $  6,500.00

PICASSO                  Colombe a la Lucarne                         Ceramic                    $  7,000.00
PICASSO                  Vistage Dans un Ovale                        Ceramic                    $  8,500.00
PICASSO                  Vistage (number 54)                          Ceramic                    $  9,000.00

PISSARO                  From Paris with Love                         Drawing                    $ 12,500.00 (1)
PISARRO                  Bonne Nouvelle 23"x 29"                      Oil on Canvas              $  7,500.00
PISARRO                  Le Maiche aux Potages 23"x 29"               Oil on Canvas              $ 11,000.00
PISARRO                  La Falaise a Etretor 14.5"x 20"              Pastel on Paper            $  7,500.00
PISARRO                  La Avenue de Goblins 14.5"x 20"              Pastel on Paper            $ 11,000.00
PISARRO                  La Place de Saint 14.5" x 20"                Pastel on Paper            $  7,500.00 (1)
PISARRO                  Le Parc de Rambouillet 14.5"x 20"            Pastel on Paper            $  7,500.00
PISARRO                  Palette                                      Oil on Palette             $  5,000.00

PRADZYNSKI               Blanchesorie 15"x 21.5"                      Oil on Canvas              $ 15,000.00
PRADZYNSKI               Canali de Veniezia Suite # 123/150           Serigraph on Paper         $  3,200.00
PRADZYNSKI               Manufactures des Goblins 15" x 21.5"         Oil on Canvas              $ 15,000.00
PRADZYNSKI               Passage Voltaire 27" x 40"                   Serigraph on Paper         $  6,500.00

ROYO                     Andaluza 15"x 22"                            Oil on Canvas              $ 16,000.00
ROYO                     Amigas 47"x 59"                              Oil on Canvas              $ 57,000.00 (1)
ROYO                     Armonia con Blancos 50"x 59"                 Oil on Canvas              $ 57,000.00 (1)
ROYO                     Con el Clavel 15"x 22"                       Oil on Canvas              $ 16,000.00
ROYO                     Contraluz Sobre las Rocoas 28"x 36"          Oil on Canvas              $ 32,000.00
ROYO                     El Chal Rosado 18"x 11"                      Oil on Canvas              $   9,750.00
ROYO                     El Horizonte 39"x 39"                        Oil on Canvas              $ 44,500.00
ROYO                     El Sombrero 22"x 15"                         Oil on Canvas              $ 16,000.00
ROYO                     La Costura 36"x 28"                          Oil on Canvas              $ 32,000.00
ROYO                     Madre e Hija 39"x 39"                        Oil on Canvas              $ 44,500.00
ROYO                     Primavera 11"x 15"                           Oil on Canvas              $ 18,000.00
ROYO                     Pensemintantos 24" x 29"                     Oil on Canvas              $ 25,000.00
ROYO                     Sobre el Mar 49"x 19"                        Oil on Canvas              $ 29,500.00
ROYO                     Untitled                                     Oil on Paper (Board)       $   7,500.00

TREBY                    The Dreamer 24"x 54"                         Oil on Canvas              $   7,250.00
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

(1) See Note below

Please feel free to contact me should you have any questions or comments with regards to the above referenced.

Sincerely,

/s/ Ronald L. Brion
Ronald L. Brion, President

TOTAL                                                         $1,296,700.00
                                                                [260,250.00] (1)
                                                              $1,036,450.00


Note (1): These are Mr. Price's personal art pieces. They were also appraised with Benacquista's collection. The total value of Mr. Price's personal collection listed above is $260,250. The total value of the appraisal done on September 23, 2003 was $1,296,700. Therefore, the appraised value of Benacquista's collection is $1,036,450 ($1,296,700-$260,250). However, two pieces of art, valued at $265, 200 were not appraised and therefore not listed above.